Exhibit 99.1

First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

January 23, 2012

FOR IMMEDIATE RELEASE

First M&F Corp. Gains Momentum during 2011; Earnings up 9%

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ:FMFC) today reported 2011 net income of $4.373 million as compared to a net income of $4.011 million for 2010, a nine percent increase. Earnings allocated to common shareholders were $2.584 million, or $0.28 basic and diluted earnings per share, compared to earnings of $15.071 million, or $1.66 basic and diluted earnings per share for 2010. Earnings attributable to common shareholders for 2010 includes a $12.867 million gain on exchange of preferred stock recorded in the third quarter of 2010. Excluding the gain on exchange, 2010 common earnings were $2.301 million, or $.25 basic and diluted earnings per share.

Net income for the quarter ended December 31, 2011 was $.530 million allocated to common shareholders, or $.05 basic and diluted earnings per share, compared to $.267 million, or $.03 basic and diluted earnings per share for the fourth quarter of 2010.

For the fourth quarter of 2011 the annualized return on assets was 0.25%, while return on common equity was 2.27%. Comparatively, the return on assets for the fourth quarter of 2010 was 0.16%, with a return on common equity of 1.16%. The return on assets for 2011 was 0.27%, while the return on common equity was 2.81%.

“Our credit trends continue to improve, bolstered by eight quarters of post-recession earnings,” said Hugh S. Potts, Jr., Chairman and Chief Executive Officer. “Our nonaccrual loans to total loans improved in 2011 to 1.68% from 3.11% in 2010. While our net income overall was up nine percent, cash earnings applicable to common stock, excluding the 2010 gain on exchange of preferred stock, were up thirteen percent year over year,” continued Mr. Potts.

Net Interest Income

Net interest income for the quarter was up slightly compared to the fourth quarter of 2010, with the net interest margin increasing to 3.64% in the fourth quarter of 2011 as compared to 3.57% in the fourth quarter of 2010. The significant contributor to the increase in net interest income continues to be the improvement in net interest spreads stemming from lower deposit costs. The net interest margin for the third quarter of 2011 was 3.72% as compared to 3.75% for the second quarter of 2011 and 3.59% for the first quarter of 2011 as the cost of funds trended downward all year. Loan yields decreased to 5.74% in the fourth quarter of 2011 from 5.89% in the fourth quarter of 2010. Loan yields fell slightly from the third quarter of 2011 to the fourth quarter. Average total loans were $1.014 billion for the fourth quarter of 2011 as compared to $1.035 billion for the third quarter of 2011 and $1.048 million during the fourth quarter of 2010. Loans held for investment fell by $18.626 million in the fourth quarter of 2011 and by $29.629 million in the third quarter as loan demand continued to be weak. Deposit costs fell in the fourth quarter of 2011 from the third quarter of 2011 and from the fourth quarter of 2010, as deposits were re-priced downward throughout 2011 in the current stable low-rate environment, continuing a trend beginning in the fourth quarter of 2007. Deposit costs were 1.01% in the fourth quarter of 2011 as compared to 1.49% in the fourth quarter of 2010. Deposits fell by $12.396 million during the fourth quarter of 2011. Management continues to emphasize and focus on core deposit growth by developing and promoting relationship-driven deposit gathering while de-emphasizing non-core deposit funding. Loans held for investment as a percentage of assets were 63.55% at December 31, 2011 as compared to 66.10% at December 31, 2010 and 63.96% at September 30, 2011.

Non-interest Income

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, for the fourth quarter of 2011 was up by 20.96% compared to the fourth quarter of 2010, with deposit-related income up by 3.73% and mortgage income up 40.77% on higher volumes. Other income was bolstered by a net gain on the sale of branch properties closed under Project McKinley, a cost savings and efficiency initiative in the fourth quarter. Insurance agency commissions fell by 7.64% in a soft insurance market.

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, was up 4.11% for 2011 versus 2010. Over half of non-interest income is from deposit sources, which was virtually flat year over year. Deposit revenues continue to be supported by debit card fee income, which increased by 17.86% in 2011 over 2010, and overdraft fee income, which, however, decreased by 5.61% for the year. Commission revenues from traditional insurance products were down 4.54% year over year.

Non-interest income includes non-cash other-than-temporary impairment charges of $.631 million in 2011 on pooled trust preferred securities held in the investment portfolio. These charges reflect credit losses expected due to deferrals and defaults by issuing institutions and cash flow analyses.

Non-interest Expenses

Non-interest expenses were up by 3.07% in the fourth quarter of 2011 as compared to the fourth quarter of 2010. Salaries and benefits for the quarter were up slightly compared to the year-ago quarter due to severance costs related to Project McKinley. Most of the increase in other expenses was due to volume-related mortgage expenses.

Non-interest expenses increased by 7.05% for 2011 as compared to 2010. Most of the increase was due to higher foreclosed property expenses in 2011 as non-performing assets shifted more from non-accrual loans to Other Real Estate. The number of full-time equivalent employees at the end of 2011 was 460 as compared to 496 at the end of the third quarter of 2011 and 499 at the end of 2010.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2011 were 1.37% as compared to 2.41% for the same period in 2010. Non-accrual and 90-day past due loans as a percent of total loans were 1.74% at the end of 2011 as compared to 3.20% at the end of 2010. Annualized net charge-offs as a percentage of average loans for 2011 were 1.05% as compared to 1.65% for 2010. The allowance for loan losses as a percentage of loans was 1.50% at December 31, 2011 as compared to 1.51% at December 31, 2010. The provision for loan losses increased slightly in 2011 from $9.220 million in 2010 to $9.720 million in 2011.

    Mr. Potts commented, “Credit metrics improved across the board during 2011 and the fourth quarter as non-performing assets shifted from non-accrual to Other Real Estate. The rate of increase in new credit issues has dropped dramatically as old issues are resolved.”

Balance Sheet

Total assets fell by 2.26% in 2011, to $1.568 billion from $1.604 billion. Total equity grew to $111.041 million, a 3.71% increase from 2010. Total loans held for investment were $.996 billion compared to $1.060 billion at the end of 2010. Deposits were $1.371 billion compared to $1.375 billion at the end of 2010. Book value per common share increased to $10.21 per share at the end of 2011, a 2.51% increase from 2010. “While loan demand has been tepid at best and loan volumes have fallen, newer channels of growth are beginning to gain traction,” said Mr. Potts. Mr. Potts continued, “Present demands are such that an aggressive growth strategy looks more likely in 2013 and 2014, although we do expect some growth this year.”

Growth and Branch Rationalization

In the first quarter of 2010 the Company closed two branches in Shelby County, Tennessee and one branch in Shelby County, Alabama. Under Project McKinley, the Company closed five branches, two in metro-Jackson, MS, one in Oxford MS, one in Tupelo, MS and one in its Shelby County, Alabama market in the fourth quarter of 2011. These closures were designed to improve the Company's efficiencies and cost structure without exiting any markets.

Conclusion

“We are convinced,” stated Mr. Potts, “that we are on the right track. We have addressed organizational structure, overhead, net interest margin, credit concentrations, classified and non-performing assets while still remaining profitable. We expect 2012 to reflect a continuation of these trends while the Company strives to accelerate progress.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward‑Looking Statements

This document includes certain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	December 31	December 31
	2011	2010
Cash and due from banks	$39,976	$45,099
Interest bearing bank balances	39,391	72,103
Federal funds sold	25,000	25,000
Securities available for sale (cost of
$315,890 and $274,421)	320,774	276,929
Loans held for sale	26,073	6,242

Loans	996,340	1,060,146
Allowance for loan losses	14,953	16,025
Net loans	981,387	1,044,121

Bank premises and equipment	37,989	40,696
Accrued interest receivable	6,122	6,380
Other real estate	36,952	31,125
Other intangible assets	4,586	5,013
Other assets	49,541	51,256
Total assets	$1,567,791	$1,603,964

Non-interest bearing deposits	$231,718	$212,199
Interest bearing deposits	1,139,745	1,163,213
Total deposits	1,371,463	1,375,412

Federal funds and repurchase agreements	4,398	33,481
Other borrowings	43,001	50,416
Junior subordinated debt	30,928	30,928
Accrued interest payable	1,023	1,470
Other liabilities	5,937	5,192
Total liabilities	1,456,750	1,496,899

Preferred stock, 30,000 shares issued and outstanding	17,564	16,390
Common stock, 9,154,936 and 9,106,803
shares issued & outstanding	45,775	45,534
Additional paid-in capital	31,895	31,883
Nonvested restricted stock awards	674	784
Retained earnings	14,456	12,225
Accumulated other comprehensive income (Note 1)	677	249
Total First M&F Corp equity	111,041	107,065
Noncontrolling interests in subsidiaries	—	—
Total equity	111,041	107,065
Total liabilities & equity	$1,567,791	$1,603,964

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Interest and fees on loans	$14,482	$15,463	$60,201	$62,070
Interest on loans held for sale	154	62	275	232
Taxable investments	1,297	1,676	6,745	7,616
Tax exempt investments	318	353	1,252	1,549
Federal funds sold	16	15	63	82
Interest bearing bank balances	38	34	179	143
Total interest income	16,305	17,603	68,715	71,692

Interest on deposits	2,897	4,177	13,501	18,809
Interest on fed funds and repurchase agreements	6	17	36	66
Interest on other borrowings	467	536	1,979	3,024
Interest on subordinated debt	292	505	1,335	1,992
Total interest expense	3,662	5,235	16,851	23,891

Net interest income	12,643	12,368	51,864	47,801
Provision for possible loan losses	2,280	2,280	9,720	9,220
Net interest income after loan loss	10,363	10,088	42,144	38,581

Service charges on deposits	2,641	2,546	10,293	10,221
Mortgage banking income	618	439	1,821	1,581
Agency commission income	798	864	3,636	3,809
Fiduciary and brokerage income	153	120	584	526
Other income	1,133	448	3,102	2,532
Other-than-temporary impairment on securities, net of
$49, $0, $263 and $32 recognized in other
comprehensive income	(50)	—	(631)	(403)
Gains on AFS securities	619	539	2,769	2,255
Total noninterest income	5,912	4,956	21,574	20,521

Salaries and employee benefits	6,899	6,732	28,469	27,303
Net occupancy expense	1,003	968	3,935	3,937
Equipment expenses	479	523	1,871	2,382
Software and processing expenses	378	400	1,540	1,627
FDIC insurance assessments	530	768	2,426	3,261
Foreclosed property expenses	2,047	1,905	7,351	2,946
Intangible asset amortization and impairment	107	106	427	426
Other expenses	3,634	3,226	12,315	12,608
Total noninterest expense	15,077	14,628	58,334	54,490

Net income before taxes	1,198	416	5,384	4,612
Income tax expense (benefit)	211	(226)	1,011	602
Net income	987	642	4,373	4,010
Net income (loss) attributable to noncontrolling interests	—	1	—	(1)
Net income attributable to First M&F Corp	$987	$641	$4,373	$4,011

Earnings Per Common Share Calculations:
Net income attributable to First M&F Corp	$987	$641	$4,373	$4,011
Dividends and accretion on preferred stock	(454)	(375)	(1,774)	(1,692)
Gain on exchange of preferred stock (Note 2)	—	—	—	12,867
Net income applicable to common stock	533	266	2,599	15,186
Earnings (loss) attributable to participating securities	3	(1)	15	115
Net income allocated to common shareholders	$530	$267	$2,584	$15,071

Weighted average shares (basic)	9,145,108	9,099,883	9,126,605	9,081,687
Weighted average shares (diluted)	9,145,108	9,099,883	9,126,605	9,081,687
Basic earnings per share	$0.05	$0.03	$0.28	$1.66
Diluted earnings per share	$0.05	$0.03	$0.28	$1.66

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended
	December 31	December 31
	2011	2010
Performance Ratios:
Return on assets (annualized)	0.27%	0.25%
Return on equity (annualized) (a)	4.00%	3.74%
Return on common equity (annualized) (a)	2.81%	2.87%
Efficiency ratio (c)	78.47%	78.47%
Net interest margin (annualized, tax-equivalent)	3.68%	3.43%
Net charge-offs to average loans (annualized)	1.05%	1.65%
Nonaccrual loans to total loans	1.68%	3.11%
90 day accruing loans to total loans	0.06%	0.09%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2011	2011	2011	2011
Per Common Share (diluted):
Net income	$0.05	$0.10	$0.07	$0.06
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	10.21	10.23	10.20	9.98
Closing stock price	2.84	3.16	3.78	4.08

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	$155,330	$143,133	$152,063	$137,620
Non-residential real estate	574,505	603,904	621,546	642,372
Residential real estate	186,815	185,564	187,932	189,290
Home equity loans	37,024	38,320	38,891	38,622
Consumer loans	42,666	44,045	44,163	43,357
Total loans	$996,340	$1,014,966	$1,044,595	$1,051,261

Deposit Composition: (in thousands)
Noninterest-bearing deposits	$231,718	$222,042	$243,626	$208,457
NOW deposits	390,256	378,409	397,281	411,898
MMDA deposits	197,849	179,138	174,127	161,959
Savings deposits	119,693	118,814	117,830	116,714
Core certificates of deposit under $100,000	225,777	250,130	255,847	261,087
Core certificates of deposit $100,000 and over	187,513	216,655	217,540	222,617
Brokered certificates of deposit under $100,000	5,629	4,686	4,611	2,880
Brokered certificates of deposit $100,000 and over	13,028	13,985	13,637	14,464
Total deposits	$1,371,463	$1,383,859	$1,424,499	$1,400,076

Nonperforming Assets: (in thousands)
Nonaccrual loans	$17,177	$26,622	$32,800	$37,407
Other real estate	36,952	32,722	30,650	29,660
Investment securities	599	509	693	639
Total nonperforming assets	$54,728	$59,853	$64,143	$67,706
Accruing loans past due 90 days or more	$602	$252	$784	$338
Restructured loans (accruing)	$19,662	$19,712	$22,988	$16,320
Total nonaccrual loan to loans	1.68%	2.59%	3.13%	3.55%
Total nonperforming credit assets to loans and ORE	5.11%	5.60%	5.89%	6.19%
Total nonperforming assets to assets ratio	3.49%	3.77%	3.95%	4.21%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	$16,111	$18,805	$17,043	$16,025
Provision for loan loss	2,280	2,580	2,280	2,580
Charge-offs	(4,001)	(5,419)	(1,442)	(2,147)
Recoveries	563	145	924	585
Ending balance	$14,953	$16,111	$18,805	$17,043

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2011	2011	2011	2011
Condensed Income Statements: (in thousands)

Interest income	$16,305	$17,239	$17,602	$17,569
Interest expense	3,662	4,014	4,331	4,844
Net interest income	12,643	13,225	13,271	12,725
Provision for loan losses	2,280	2,580	2,280	2,580
Noninterest revenues	5,912	5,219	4,712	5,731
Noninterest expenses	15,077	14,143	14,303	14,811
Net income before taxes	1,198	1,721	1,400	1,065
Income tax expense	211	391	294	115
Noncontrolling interest	—	—	—	—
Net income	$987	$1,330	$1,106	$950
Preferred dividends	(454)	(448)	(440)	(432)
Gain on exchange of preferred stock	—	—	—	—
Net income applicable to common stock	533	882	666	518
Earnings attributable to participating securities	3	4	5	3
Net income allocated to common shareholders	$530	$878	$661	$515

Tax-equivalent net interest income	$12,865	$13,449	$13,495	$12,955

Selected Average Balances: (in thousands)
Assets	$1,564,531	$1,592,030	$1,598,871	$1,622,363
Loans held for investment	993,869	1,028,372	1,050,136	1,056,903
Earning assets	1,401,948	1,433,189	1,444,677	1,463,032
Deposits	1,366,628	1,390,835	1,396,331	1,403,733
Equity	110,483	110,412	108,911	107,633
Common equity	93,077	93,307	92,096	91,102

Selected Ratios:
Return on average assets (annualized)	0.25%	0.33%	0.28%	0.24%
Return on average equity (annualized) (a)	3.54%	4.78%	4.07%	3.58%
Return on average common equity (annualized) (a)	2.27%	3.76%	2.90%	2.31%
Average equity to average assets	7.06%	6.94%	6.81%	6.63%
Tangible equity to tangible assets (b)	6.81%	6.71%	6.50%	6.41%
Tangible common equity to tangible assets (b)	5.69%	5.61%	5.46%	5.37%
Net interest margin (annualized, tax-equivalent)	3.64%	3.72%	3.75%	3.59%
Efficiency ratio (c)	80.29%	75.76%	78.56%	79.26%
Net charge-offs to average loans (annualized)	1.37%	2.03%	0.20%	0.60%
Nonaccrual loans to total loans	1.68%	2.59%	3.13%	3.55%
90 day accruing loans to total loans	0.06%	0.02%	0.07%	0.03%
Price to book	0.28x	0.31x	0.37x	0.41x
Price to earnings	14.20x	7.90x	13.50x	17.00x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
4Q 2011	$987	$533	$530	$0.05
3Q 2011	1,330	882	878	0.10
2Q 2011	1,106	666	661	0.07
1Q 2011	950	518	515	0.06
4Q 2010	641	266	267	0.03
3Q 2010	1,245	13,671	13,565	1.49
2Q 2010	1,272	833	826	0.09
1Q 2010	853	416	413	0.05
4Q 2009	(27,311)	(27,747)	(27,488)	(3.03)

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Ttl. Revenues	Avg. Assets
	(thousands)	(percent)	(percent)
4Q 2011	$39.0	31.48%	1.50%
3Q 2011	36.6	27.96%	1.30%
2Q 2011	36.6	25.88%	1.18%
1Q 2011	37.9	30.67%	1.43%
4Q 2010	35.4	28.19%	1.25%
3Q 2010	34.9	27.42%	1.21%
2Q 2010	35.1	29.98%	1.31%
1Q 2010	34.4	32.66%	1.39%
4Q 2009	32.8	26.09%	1.05%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (c)
4Q 2011	3.82%	80.29%
3Q 2011	3.52%	75.76%
2Q 2011	3.59%	78.56%
1Q 2011	3.70%	79.26%
4Q 2010	3.69%	83.22%
3Q 2010	3.35%	75.75%
2Q 2010	3.35%	76.69%
1Q 2010	3.32%	78.16%
4Q 2009	8.25%	106.73%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD December 2011		QTD December 2010
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$44,653	0.33%	$65,302	0.21%
Federal funds sold	25,000	0.25%	25,000	0.25%
Taxable investments (amortized cost)	283,986	1.81%	228,935	2.91%
Tax-exempt investments (amortized cost)	33,923	5.94%	37,525	5.95%
Loans held for sale	20,517	2.98%	6,551	3.75%
Loans held for investment	993,869	5.79%	1,041,453	5.91%
Total earning assets	1,401,948	4.68%	1,404,766	5.04%
Non-earning assets	162,583		169,660
Total average assets	$1,564,531		$1,574,426

NOW	$369,789	0.47%	$319,309	1.02%
MMDA	186,898	0.62%	167,154	1.14%
Savings	118,833	1.05%	115,806	1.26%
Certificates of Deposit	459,182	1.60%	512,012	1.95%
Short-term borrowings	4,809	0.53%	34,194	0.20%
Other borrowings	74,431	4.04%	80,946	5.10%
Total interest bearing liabilities	1,213,942	1.20%	1,229,421	1.69%
Non-interest bearing deposits	231,926		227,457
Non-interest bearing liabilities	8,180		8,438
Preferred equity	17,406		18,498
Common equity	93,077		90,612
Total average liabilities and equity	$1,564,531		$1,574,426
Net interest spread		3.48%		3.35%
Effect of non-interest bearing deposits		0.19%		0.26%
Effect of leverage		(0.03)%		(0.04)%
Net interest margin, tax-equivalent		3.64%		3.57%
Less tax equivalent adjustment:
Investments		0.05%		0.06%
Loans		0.01%		0.02%
Reported book net interest margin		3.58%		3.49%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD December 2011		YTD December 2010
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$70,998	0.25%	$60,894	0.23%
Federal funds sold	25,000	0.25%	35,642	0.23%
Taxable investments (amortized cost)	265,446	2.54%	236,046	3.23%
Tax-exempt investments (amortized cost)	33,390	5.98%	41,347	5.97%
Loans held for sale	8,566	3.21%	7,416	3.13%
Loans held for investment	1,032,137	5.85%	1,045,467	5.96%
Total earning assets	1,435,537	4.85%	1,426,812	5.11%
Non-earning assets	158,747		164,130
Total average assets	$1,594,284		$1,590,942

NOW	$389,052	0.63%	$321,036	1.05%
MMDA	172,978	0.72%	151,974	1.12%
Savings	117,686	1.12%	114,358	1.28%
Certificates of Deposit	489,199	1.73%	544,192	2.26%
Short-term borrowings	10,855	0.33%	19,112	0.35%
Other borrowings	76,923	4.31%	102,112	4.91%
Total interest bearing liabilities	1,256,693	1.34%	1,252,784	1.91%
Non-interest bearing deposits	220,370		222,083
Non-interest bearing liabilities	7,851		8,909
Preferred equity	16,967		26,300
Common equity	92,403		80,866
Total average liabilities and equity	$1,594,284		$1,590,942
Net interest spread		3.51%		3.20%
Effect of non-interest bearing deposits		0.20%		0.29%
Effect of leverage		(0.03)%		(0.06)%
Net interest margin, tax-equivalent		3.38%		3.43%
Less tax equivalent adjustment:
Investments		0.05%		0.06%
Loans		0.02%		0.02%
Reported book net interest margin		3.61%		3.35%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)

Note 1: Other comprehensive income does not include year-end actuarial adjustments for the Company's defined benefit pension plan. When the calculations have been completed, an adjustment will be made to the pension liability, deferred tax assets and other comprehensive income.

Note 2: On September 29, 2010 the Company issued 30,000 shares of Class B, Series CD, par value $1,000 preferred stock to the U.S. Treasury to acquire its 30,000 shares outstanding of Class B, Series A, par value $1,000 preferred stock. The
Series CD preferred stock issued has a dividend rate of 2.00%. The estimated fair value of the Series CD preferred stock as of September 29, 2010 was $16,159,000. The Series A preferred stock carried a dividend rate of 5.00% and had a book value of $29,026,000 as of September 29, 2010. The acquisition of the Series A shares in exchange for the Series CD shares resulted in a gain of $12,867,000 which was recorded as a credit to retained earnings.